Exhibit (a)(24)

TD ASSET MANAGEMENT USA FUNDS INC.

ARTICLES OF AMENDMENT

TD Asset Management USA Funds Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the "Charter") is hereby amended to change the names of the following series of common stock, $.0001 par value per share, of the Corporation as set forth below:

Current Name	New Name

TDAM Short-Term Bond Fund –	TDAM Short-Term Bond Fund –
Institutional Service Class	Advisor Class

TDAM Core Bond Fund –	TDAM Core Bond Fund –
Institutional Service Class	Advisor Class

TDAM U.S. Equity Income Fund –	TDAM U.S. Equity Income Fund –
Institutional Service Class	Advisor Class

TDAM U.S. Large Core Equity Fund –	TDAM U.S. Large Core Equity Fund –
Institutional Service Class	Advisor Class

TDAM Target Return Fund –	TDAM Target Return Fund –
Institutional Service Class	Advisor Class

TDAM Global All Cap Fund –	TDAM Global All Cap Fund –
Institutional Service Class	Advisor Class

TDAM Global Low Volatility Equity Fund –	TDAM Global Low Volatility Equity Fund –
Institutional Service Class	Advisor Class

TDAM High Yield Bond Fund –	TDAM High Yield Bond Fund –
Institutional Service Class	Advisor Class

TDAM Global Equity Income Fund –	TDAM Global Equity Income Fund –
Institutional Service Class	Advisor Class

SECOND: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law without action by the stockholders.

THIRD: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of this 8th day of March, 2013.

ATTEST:	TD ASSET MANAGEMENT USA
FUNDS INC.

/s/ Curtis Barnes	By:	/s/ Michele Teichner	(SEAL)
Curtis Barnes		Michele Teichner
Secretary		Vice President